Exhibit 10.26

ASSOCIATED MATERIALS GROUP, INC.

STOCK GRANT NOTICE

2010 STOCK INCENTIVE PLAN

Associated Materials Group, Inc. (the “Company”), pursuant to the Associated Materials Group, Inc. 2010 Stock Incentive Plan (the “Plan”), hereby grants to the “Participant” identified below an award (the “Award”) of that number of shares of the Company’s Common Stock set forth below (the “Shares”). This Award is subject to all of the terms and conditions set forth herein and in the Restricted Stock Agreement attached hereto, the Plan, the form of Assignment Separate from Certificate, the form of Joint Escrow Instructions and the Stockholders Agreement (collectively, the “Award Documents”), all of which are attached hereto and incorporated herein in their entirety. All capitalized terms not defined in this grant notice shall have the meanings ascribed thereto in the Restricted Stock Agreement or the Plan, as the case may be.

Participant:

Grant Date:

Number of Shares:

Fair Market Value on Grant Date (Per Share):

Fair Market Value on Grant Date (In Aggregate)

Vesting Schedule:	.

Consideration:	No payment is required for the Shares, although payment may be required for the amount of any withholding taxes due as a result of the award of, or vesting of, the Shares, as described in the Restricted Stock Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of the Award Documents, and understands and agrees to the terms set forth in the Award Documents. Participant further acknowledges that as of the Grant Date, the Award Documents set forth the entire understanding between Participant and the Company regarding the acquisition of shares of the Company’s Common Stock and supersede all prior oral and written agreements on that subject.

ASSOCIATED MATERIALS GROUP, INC.		PARTICIPANT

By:
	Signature	Signature

Title:

Name:		Name:

ATTACHMENTS:

I.	Restricted Stock Agreement

II.	2010 Stock Incentive Plan

III.	Form of Assignment Separate from Certificate

IV.	Form of Joint Escrow Instructions

V.	Stockholders Agreement

VI.	Consent of Spouse

Attachment I

Restricted Stock Agreement

ASSOCIATED MATERIALS GROUP, INC.

2010 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Pursuant to the provisions of the Associated Materials Group, Inc. 2010 Stock Incentive Plan (“Plan”), the terms of the Grant Notice (“Grant Notice”) to which this Restricted Stock Agreement (hereinafter “Restricted Stock Agreement” or “Agreement”) is attached and this Restricted Stock Agreement, Associated Materials Group, Inc. (the “Company”) grants you that number of shares of Common Stock indicated in the Grant Notice. Capitalized terms not defined in this Agreement or Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1. THE AWARD. The Company hereby awards to you the aggregate number of Shares of Common Stock specified in your Grant Notice. The Shares are awarded to you in consideration for your service to the Company as an employee, director or consultant to the Company or any of its Affiliates.

2. DOCUMENTATION. As a condition to the award of the Shares, and prior to the receipt of share certificates by you (if such certificates are issued by the Company), you agree to execute the Grant Notice, three (3) copies of the Assignment Separate From Certificate (with date and number of shares blank) and the Spousal Consent substantially in the form attached to the Grant Notice as Attachments III and VI, respectively, two (2) copies of the Joint Escrow Instructions, substantially in the form attached to the Grant Notice as Attachment IV, and one (1) copy of the Stockholders Agreement in the form attached to the Grant Notice as Attachment V, and to deliver the same to the Company, along with such additional documents as the Company may require.

3. CONSIDERATION FOR THE AWARD. No cash payment is required for the Shares, although you may be required to tender payment in cash or other acceptable form of consideration for the amount of any withholding taxes due as a result of the award of, or vesting of, the Shares.

4. VESTING. Subject to the limitations contained in this Agreement and the Plan, the Shares will vest as provided in the Grant Notice. Vesting is contingent upon your continuous service with the Company or any of its Affiliates as an employee, director or consultant. If your continuous service with the Company or an Affiliate terminates prior to the vesting of all or any number of Shares for any reason, then (i) you shall automatically forfeit any unvested Shares to the Company as of the date of termination without any further action by the Company, and (ii) if dividends have been credited with respect to any unvested Shares and such Shares are forfeited, all dividends credited in connection with such forfeited Shares shall also be forfeited to the Company.

5. NUMBER OF SHARES. The number of Shares subject to your Award may be adjusted from time to time pursuant to the provisions of Section 9 of the Plan and any and all new,

substituted or additional securities to which you may be entitled under the terms of the Award shall likewise be subject to the terms of the Plan and this Agreement.

6. CERTIFICATES. Certificates evidencing the Shares may be issued by the Company and, if so issued, shall be registered in your name promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Shares pursuant to Section 4. Alternatively, the Company, in its sole discretion, may elect to issue the Shares in uncertificated form, in which case such Shares shall be recorded in your name in the books and records of the Company’s transfer agent.

7. TRANSFER RESTRICTIONS. Shares that are received under your Award are subject to the transfer restrictions set forth in the Plan, the Stockholders Agreement and any transfer restrictions that may be described in the Company’s bylaws or charter in effect at the time of the contemplated transfer. No Share may, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by you (including, without limitation, by operation of law) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

8. RIGHTS AS A STOCKHOLDER. You shall be the record owner of the Shares until or unless such Shares are forfeited pursuant to Section 4 hereof or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Shares and you shall receive, when paid, any dividends on all of the Shares granted hereunder as to which you are the record holder on the applicable record date; provided that (i) any cash or in-kind dividends paid with respect to the Shares which have not previously vested shall be withheld by the Company without interest and shall be paid to you only when, and if, such Shares shall become fully vested pursuant to Section 4, and (ii) the Shares shall be subject to the limitations on transfer and encumbrance set forth herein. As soon as practicable following the vesting of any Shares pursuant to Section 4, certificates for the Shares which shall have vested shall be delivered to you or your legal guardian or representative unless the Company elects to issue the Shares in uncertificated form.

9. SECURITIES LAWS. You hereby make the following certifications and representations with respect to the Shares:

You are aware that your investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. You are able, without impairing your financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of your investment in the Shares.

You represent and warrant to the Company that you are acquiring and will hold the Shares for investment for your account only, and not with a view to, or for resale in connection with, any “distribution” of the Shares within the meaning of the Securities Act or the similar laws of any state or foreign jurisdiction.

You understand that the Shares have not been registered under the Securities Act, the Exchange Act, or under the similar laws of any state or foreign jurisdiction (collectively, “Applicable Securities Laws”) by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Applicable Securities Laws or you obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required.

You acknowledge that the Company is under no obligation to register the Shares under Applicable Securities Laws.

You are aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions may include (without limitation) that certain current public information about the issuer is available, that the resale occurs only after the holding period required by Rule 144 has been satisfied, that the sale occurs through an unsolicited “broker’s transaction” and that the amount of securities being sold during any three-month period does not exceed specified limitations. You understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

You will not sell, transfer or otherwise dispose of the Shares in violation of the Plan, the agreement under which your right to acquire the Shares was granted, Applicable Securities Laws, or the rules promulgated thereunder, including Rule 144 under the Securities Act.

You acknowledge that you have received and had access to such information as you consider necessary or appropriate for deciding whether to invest in the Shares and that you had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares.

You acknowledge that the Shares will be subject to certain encumbrances, including, but not limited to, drag along rights in favor of certain stockholders of the Company, repurchase rights in favor of the Company, limitations on transfer, and other encumbrances set forth in the Plan, the Restricted Stock Agreement, the Stockholders Agreement, other applicable agreements and/or described in the Company’s bylaws or certificate of incorporation in effect at such time as the Company or such other person elects to exercise its or his right.

You acknowledge that you are acquiring the Shares subject to all other terms of the Plan, the Grant Notice, the Restricted Stock Agreement and the Stockholders Agreement.

You agree that prior to the effectiveness of the first underwritten registration of the Company’s or its Affiliate’s equity securities under the Securities Act, you will not transfer any or all of the Shares unless pursuant to an exception provided in the Plan, the Restricted Stock Agreement or the Stockholders Agreement.

You further agree to make or enter into such other written representations, warranties and agreements as the Committee may reasonably request in order to comply with Applicable Securities Laws or with this Agreement.

10. MARKET STANDOFF. You agree that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you under the Award, for a period of time specified by the underwriter(s) (not to exceed approximately two hundred fourteen (214) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of such period. In addition, Shares that are received under your Award are subject to the transfer restrictions set forth in the Plan and any transfer restrictions that may be described in the Company’s bylaws or charter in effect at the time of the contemplated transfer.

11. LEGENDS ON CERTIFICATES. The certificates representing the vested Shares delivered to you or registered in your name, as the case may be, as contemplated by Section 8 above shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. All certificates representing the Award shall have affixed thereto a legend in substantially the following form, or such other form as approved by the Committee, in addition to any other legends that may be required under federal or state securities laws:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE ASSOCIATED MATERIALS GROUP, INC. 2010 STOCK INCENTIVE PLAN, A CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN ASSOCIATED MATERIALS GROUP, INC. (THE “COMPANY”) AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST), AND THE COMPANY’S STOCKHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME, WHICH PLAN AND AGREEMENTS ARE BINDING UPON ANY AND ALL OWNERS OF ANY INTEREST IN SAID SHARES. SAID PLAN AND AGREEMENTS ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF THE COMPANY AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SAID SHARES UPON REQUEST.

12. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue to serve as an employee, director or consultant to the Company or any of its Affiliates. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as an employee, director or consultant or as any other type of service provider for the Company or any Affiliate. Neither you nor any other person shall have any claim to be granted any additional Award and there is no obligation under the Plan for uniformity of treatment of holders or beneficiaries of Awards. The terms and conditions of the Award granted hereunder or any other Award granted under the Plan (or otherwise) and the Committee’s determinations and interpretations with respect thereto and/or with respect to you and any recipient of an Award under the Plan need not be the same (whether or not you and any such other recipient are similarly situated).

13. WITHHOLDING OBLIGATIONS.

(a) At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize the Company to satisfy its withholding obligations, if any, from payroll or any other amounts payable to you, and you further agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with your Award, to the maximum extent permitted by law. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may satisfy such tax withholding obligations, in whole or in part, by withholding otherwise deliverable Shares having an aggregate Fair Market Value equal to (but not exceeding) the minimum amount required to be withhold and/or by the sale of Shares to generate sufficient cash proceeds to satisfy any such tax withholding obligation. You hereby authorize the Committee to take any steps as may be necessary to effect any such sale and agree to pay any costs associated therewith, including without limitation any applicable broker’s fees.

(b) Unless the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein.

14. TAX CONSEQUENCES. You acknowledge that you have had the opportunity to review with your own tax advisors the federal, state, local and/or foreign tax consequences of the transactions contemplated by this Agreement. You further acknowledge that you are relying solely on such advisors and not on any statements of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your personal tax liability that may arise as a result of the transactions contemplated by this Agreement. You further understand that it may be beneficial in certain circumstances to elect to be taxed as of the Grant Date rather than when the Shares vest by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) with the Internal Revenue Service within 30 days from the Grant Date. YOU ACKNOWLEDGE THAT IT IS YOUR RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. You acknowledge that nothing in this Agreement constitutes tax advice.

15. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be delivered by hand or sent by Federal Express, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

16. MISCELLANEOUS.

(a) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.

(b) You may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time-to-time, amend or revoke such designation. If no designated beneficiary survives you, your estate shall be deemed to be your beneficiary.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d) The waiver by either party of compliance with any provision of the Award by the other party shall not operate or be construed as a waiver of any other provision of the Award, or of any subsequent breach by such party of a provision of the Award.

(e) The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and shall be binding on you and your beneficiaries, executors, administrators, heirs and successors.

(f) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g) This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

(h) This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. GOVERNING PLAN DOCUMENT AND ENTIRE AGREEMENT. Your Award is subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Plan and any other document, the provisions of the Plan shall control. This Agreement, the Plan and the Stockholders Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

Attachment II

Associated Materials Group, Inc.

2010 Stock Incentive Plan

Attachment III

Form of Assignment Separate from Certificate

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Grant Notice and Restricted Stock Agreement dated                     , between Associated Materials Group, Inc., a Delaware corporation and the undersigned,                 , hereby sells, assigns and transfers unto Associated Materials Group, Inc., a Delaware corporation (“Assignee”),                     (                    ) shares of the Common Stock of Associated Materials Group, Inc. (“Shares”), standing in the undersigned’s name on the books of said corporation represented by Certificate No.             herewith and do hereby irrevocably constitute and appoint                     as attorney-in-fact to transfer the said stock on the books of the within named issuer with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Restricted Stock Agreement, the Plan and the Stockholders Agreement, in connection with the reacquisition or transfer of the Shares issued to the undersigned pursuant to the Restricted Stock Agreement, and only to the extent that such Shares remain subject to the Assignee’s rights to acquire the Shares and other restrictions applicable under the Restricted Stock Agreement, the Plan and the Stockholders Agreement. Capitalized terms not defined herein shall have the meanings assigned thereto pursuant to such Restricted Stock Agreement.

Dated:

Signature:

Print Name:

[Instruction: Please do not fill in any blanks other than signing on the signature line and printing your name beneath it. The purpose of this Assignment is to enable the Company to administer its rights set forth in the Restricted Stock Agreement, the Plan and the Stockholders Agreement without requiring additional signatures on your part.]

Attachment IV

Joint Escrow Instructions

Joint Escrow Instructions

[Date]

Associated Materials Group, Inc.

3773 State Road

Cuyahoga Falls, Ohio 44223

Dear Sir/Madam:

As Escrow Agent for both Associated Materials Group, Inc. (the “Company”), and the undersigned recipient of stock of the Company (“Recipient”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the “Plan” and “Restricted Stock Agreement” (as referenced in the Grant Notice which this document is attached), in accordance with the following instructions:

1. In the event Recipient ceases to render services as an employee, director or consultant to the Company or an Affiliate during the vesting period(s) set forth in the Grant Notice to which this document is attached, the Company or its assignee will give to Recipient and you a written notice specifying that the Shares of stock that are unvested at the time of such termination of service shall be forfeited by Recipient and transferred to the Company, including any unpaid dividends (whether in the form of cash or stock) relating to such unvested Shares. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

At the closing, you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver same, together with the certificate evidencing the Shares of stock to be transferred, to the Company.

2. In the event that all applicable restrictions lapse, and when certain requirements are satisfied, the Company or its assignee will give to Recipient and you a written notice specifying that the appropriate number of Shares shall be transferred to the Recipient along with any cash or in-kind dividends declared subsequent to the date hereof and which relate to such Shares. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

At the closing, you are directed to deliver a certificate evidencing the appropriate number of Shares, together with any cash or in-kind dividends declared subsequent to the date hereof and which relate to such Shares, to the Recipient.

3. In the event that (i) certain stockholders of the Company exercise their drag-along rights, (ii) the Company exercises its repurchase rights, (iii) the Company exercises its rights to require that the Shares be contributed to a trust, or (iv) the Company or any other person exercises other contractual rights applicable to the Shares and in effect as of the date hereof, the Company or its assignee will give to Recipient and you a written notice specifying that the Shares of stock shall be transferred as described in the Plan, the number of Shares that shall be transferred, the Recipient’s Restricted Stock Agreement or other applicable governing documents. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

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At the closing, you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of Shares being transferred and (c) to deliver same, together with the certificate evidencing the Shares of stock to be transferred, to the Company or other proper transferee.

4. Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing Shares of stock to be held by you hereunder and any additions and substitutions to said Shares as specified in the Grant Notice or the Restricted Stock Agreement. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and to complete any transaction herein contemplated.

5. This escrow shall terminate upon the date on which all contractual restrictions or requirements set forth in the Plan or in the documents evidencing the restrictions applicable to the Shares lapse or are satisfied as determined by the Company.

6. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledge entitled thereto (if any) or, if none, to Recipient and shall be discharged of all further obligations hereunder.

7. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

8. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

9. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Notice or any documents or papers deposited or called for hereunder.

11. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

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12. You shall be entitled to employ such legal counsel, including but not limited to Simpson Thacher & Bartlett LLP, and other experts as you may deem necessary to advise you in connection with your obligations hereunder, and you may rely upon the advice of such counsel, and may pay such counsel reasonable compensation for such advice.

13. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Escrow Agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

14. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

15. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents, securities or other property held by you hereunder you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said documents, securities or other property until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

16. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail (or upon deposit with another delivery service), with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ written notice to each of the other parties hereto:

THE COMPANY:	Associated Materials Group, Inc.
3773 State Rd. Cuyahoga Falls, Ohio 44223
Attn: Corporate Secretary

RECIPIENT:

ESCROW AGENT:	Associated Materials Group, Inc.
3773 State Rd. Cuyahoga Falls, Ohio 44223
Attn: Corporate Secretary

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17. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Notice of Exercise.

18. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Restricted Stock Agreement, the Notice of Exercise and these Joint Escrow Instructions in whole or in part.

Very truly yours,

Associated Materials Group, Inc.

By:

Name:

Title:

ESCROW AGENT:

BY:

NAME:

[Recipient’s signature page to follow.]

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Recipient

[signature]

[print name]

STATE OF	)

ss.:

COUNTY OF	)

On the             day of                     before me personally came to me known and know to me to be the individual described in, and who executed the foregoing instrument, and (s)he acknowledged to me that (s)he executed the same.

Notary Public

My term expires:

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Attachment V

Stockholders Agreement

Attachment VI

Consent of Spouse

Consent of Spouse

I,                                          , spouse of                                          , have read and approve the foregoing Grant Notice (the “Notice”), and all documents attached thereto. In consideration of the issuance to my spouse of shares of Associated Materials Group, Inc., pursuant to the terms and conditions set forth in the Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Notice and agree to be bound by the provisions of the Notice insofar as I may have any rights in said Notice and any shares granted pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Notice. I have signed this consent outside of the State of New York.

Dated:
[signature]

[print name]

STATE OF	)

ss.:

COUNTY OF	)

On the             day of                     before me personally came to me known and know to me to be the individual described in, and who executed the foregoing instrument, and (s)he acknowledged to me that (s)he executed the same.

Notary Public

My term expires: